Exhibit 10.12

MGM GROWTH PROPERTIES LLC

FORM OF PERFORMANCE SHARE UNITS AGREEMENT

Target No. of Performance Share Units: [●]

This Agreement (including its Exhibits, the “Agreement”) is made by and between MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), and [●] (the “Participant”) with an effective date of [●] (the “Effective Date”).

RECITALS

A. The Board of Directors of the Company (the “Board”) has adopted the MGM Growth Properties LLC 2016 Omnibus Incentive Plan (the “Plan”), which provides for the granting of Performance Share Units (as that term is defined in Section 1 below) to selected service providers. Capitalized terms used and not defined in this Agreement shall have the same meanings as in the Plan.

B. The Board believes that the grant of Performance Share Units will stimulate the interest of selected employees in, and strengthen their desire to remain with, the Company and its Affiliates (as hereinafter defined).

C. In consideration of the Participant’s services to the Operating Partnership, the Board has authorized the grant of Performance Share Units to the Participant pursuant to the terms of the Plan and this Agreement.

D. The Board and the Participant intend that the Plan and this Agreement constitute the entire agreement between the parties hereto with regard to the subject matter hereof and shall supersede any other agreements, representations or understandings (whether oral or written and whether express or implied, and including, without limitation, any employment agreement between the Participant and the Company or any of its Affiliates whether previously entered into, currently effective or entered into in the future) which relate to the subject matter hereof.

Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Definitions.

1.1 “Beginning Average Share Price” means the average closing price of the Company’s Shares over the 60 calendar day period ending on the Effective Date.

1.2 “Change of Control” means, with respect to (x) the Company or (y) provided that it is an Affiliate of the Company at the relevant time, MGM (each of (x) and (y), a “Referenced Entity”), the first to occur of:

(A) the date that a reorganization, merger, consolidation, recapitalization, or similar transaction (other than a spinoff, exchange offer or similar transaction to or with the applicable Referenced Entity’s public shareholders) is consummated, unless: (i) at least 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (“Resulting Entity”) are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the outstanding voting securities of the Corporation immediately prior to such transaction in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of the Corporation and (ii) immediately following such transaction no person or persons acting as a group beneficially owns capital stock of the Resulting Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Resulting Entity;

(B) the date that a majority of members of the Referenced Entity’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Referenced Entity’s Board before the date of the appointment or election; provided that no individual shall be considered to be so endorsed if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Referenced Entity’s Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(C) the date that any one person, or persons acting as a group, acquires (or has or have acquired as of the date of the most recent acquisition by such person or persons) beneficial ownership of stock of the Referenced Entity possessing thirty-five percent (35%) or more of the total voting power of the stock of the Referenced Entity; or

(D) the date that any one person acquires, or persons acting as a group acquire (or has or have acquired as of the date of the most recent acquisition by such person or persons), assets from the Referenced Entity that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Referenced Entity immediately before such acquisition or acquisitions.

1.3 “Ending Average Share Value” means (A) the average closing price of the Company’s Shares over the 60 calendar day period ending on the third anniversary of the Effective Date plus (B) the sum of all dividends paid on a Share during the period from the Effective Date to the third anniversary thereof (assuming such dividends are reinvested in Shares); provided, however, that in the event of a Change of Control prior to such third anniversary, the “Ending Average Share Value” shall equal (i) the price per share of the Company’s Shares to be paid to the holders thereof in accordance with the definitive agreement governing the transaction constituting the Change of Control (or, in the absence of such agreement, the closing price per Share for the last trading day prior to the consummation of the Change of Control) plus (ii) the sum of all dividends paid on a Share during the period from the Effective Date to the date of such Change of Control (assuming such dividends are reinvested in Shares).

1.4 “Fair Market Value” or “FMV” shall have the meaning set forth for such term in the Plan.

1.5 “Performance Period” means the period beginning on the Effective Date and ending on the third anniversary thereof or, if earlier, the date of a Change of Control.

1.6 “Performance Share Units” means an award of Performance Share Units granted to a Participant pursuant to Article 9 of the Plan.

1.7 “Section 409A” means Code Section 409A, the regulations thereunder promulgated by the United States Department of Treasury and other guidance issued thereunder.

1.8 “Share” means a share of Class A common shares representing limited liability company interests of the Company.

1.9 “Share Performance Multiplier” means the Company’s Ending Average Share Value divided by the Target Price.

1.10 “Target Price” means 125% of the Company’s Beginning Average Share Price.

2. Grant to Participant. The Company hereby grants to the Participant, subject to the terms and conditions of the Plan and this Agreement, an award (the “Award”) with a target of [●] Performance Share Units (the “Target Award”). Except as otherwise set forth in the Plan or this Agreement, the grant of Performance Share Units represents the right to receive a percentage of the Target Award, with each Performance Share Unit that becomes payable representing the right to receive one (1) Share in respect thereof and the portion of the Target Award that becomes payable hereunder shall be paid as set forth in Section 3.2.

3. Terms and Conditions.

3.1 Performance Period and Payment Eligibility. A percentage of the Target Award shall be payable based on the performance of the Company’s Stock price (plus dividends) over the Performance Period.

(i) Target. The Participant shall be paid the Target Award if the Ending Average Share Value equals the Target Price.

(ii) Threshold. The Participant shall not be paid any portion of the Target Award unless the Ending Average Share Value is at least 60% of the Target Price. If the Ending Average Share Value is below 60% of the Target Price, all of the Performance Share Units awarded by this Agreement shall immediately be forfeited and cancelled without consideration as of the last day of the Performance Period.

(iii) Maximum. In no event shall the Participant be awarded more than 160% of the Target Award.

(iv) Calculation. In the event that the Ending Average Share Value is at least 60% or more of the Target Price, then the Participant will receive a portion of the Target

Award equal to the amount of the Target Award multiplied by the Share Performance Multiplier; provided, however, in no event shall the Share Price Multiplier be greater than 1.6.

3.2 Vesting; Payment. The Performance Share Units shall be fully vested as of the Date of Grant and shall not be subject to forfeiture in the event Participant’s employment with Employer terminates for any reason. For the avoidance of doubt, the Performance Share Units shall be paid out under Section 2 notwithstanding any prior termination of employment. The Performance Share Units, and any Dividend Equivalent Rights which are earned as set forth on Exhibit B hereto, shall be paid to the Participant in Shares, less applicable withholding taxes, within thirty (30) days following the end of the Performance Period; provided, that any fractional Shares shall be paid in cash.

3.3 No Rights as a Stockholder; Dividend Equivalent Rights.

A. Participant will have no rights as a stockholder with respect to any Shares subject to Performance Share Units until the Shares relating thereto have been issued and recorded on the records of the Company or its transfer agent or registrars.

B. In accordance with Article 13 of the Plan, this Award is granted together with Dividend Equivalent Rights, which shall be subject to the same forfeiture, settlement and other terms and conditions as the underlying Performance Share Units with respect to which they were credited. Such Dividend Equivalent Rights shall entitle the Participant to payment of an additional number of Performance Share Units under Section 3.2 calculated as set forth on Exhibit B hereto.

3.4 Limits on Transferability. The Performance Share Units granted under this Agreement may be transferred solely to a trust in which the Participant or the Participant’s spouse control the management of the assets. Any transfer of Performance Share Units shall be subject to the terms and conditions of the Plan and this Agreement and the transferee shall be subject to the same terms and conditions as if it were the Participant. No interest of the Participant under this Agreement shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.

3.5 Adjustments. The Award shall be subject to adjustment by the Board in accordance with Section 4.4 of the Plan in the case of certain corporate reorganization events.

3.6 No Right to Continued Performance of Services. The grant of the Performance Share Units does not confer upon the Participant any right to continue to be employed by the Company or any of its Affiliates nor may it interfere in any way with the right of the Company or any of its Affiliates for which the Participant performs services to terminate the Participant’s employment at any time.

3.7 Compliance With Law and Regulations. The grant of Performance Share Units and the obligation of the Company to issue Shares under this Agreement are subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to the Participant and to approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (A) the listing of such shares on any stock exchange on which the Share may then be listed and (B) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

3.8 Change of Control. Upon the occurrence of a Change of Control, the Board is authorized (but not obligated) to make adjustments in the terms and conditions of the Award, including without limitation the following (or any combination thereof): (a) continuation or assumption of the Award under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for the Award (with appropriate adjustments to the type of consideration payable upon settlement of the Award); (c) accelerated exercisability, vesting and/or payment under the Award immediately prior to or upon the occurrence of such event or upon a termination of employment or other service following such event; and (d) if all or substantially all of the Company’s outstanding Shares transferred in exchange for cash consideration in connection with such Change of Control, cancellation of all or any portion of the Award for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Board.

4. Investment Representation. The Participant must, within five (5) days of demand by the Company furnish the Company an agreement satisfactory to the Company in which the Participant represents that the Shares acquired upon payment are being acquired for investment. The Company will have the right, at its election, to place legends on the certificates representing the Shares so being issued with respect to limitations on transferability imposed by federal and/or state laws, and the Company will have the right to issue “stop transfer” instructions to its transfer agent.

5. Participant Bound by Plan. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as amended from time to time.

6. Withholding. The Company or any Affiliate shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Performance Share Units awarded by this Agreement, their grant or otherwise, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes, which may include, without limitation, reducing the number of shares otherwise distributable to the Participant by the number of Shares whose Fair Market Value is equal to the amount of tax required to be withheld by the Company or any of its Affiliates as a result of the settlement or otherwise of the Performance Share Units.

7. Notices. Any notice hereunder to the Company must be addressed to: MGM Growth Properties LLC, c/o MGM Resorts, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Designated legal counsel for purposes of administration of the MGM Growth Properties LLC 2016 Omnibus Incentive Plan, and any notice hereunder to the Participant must be addressed to the Participant at the Participant’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given on personal delivery or three (3) days after being sent in a properly sealed envelope, addressed as set forth above, and deposited (with first class postage prepaid) in the United States mail.

8. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof and shall supersede any other agreements, representations or understandings (whether oral or written and whether express or implied, and including, without limitation, any employment agreement between the Participant and the Company or any of its Affiliates, whether previously entered into, currently effective or entered into in the future that includes terms and conditions regarding equity awards) which relate to the subject matter hereof.

9. Waiver. No waiver of any breach or condition of this Agreement shall be deemed a waiver of any other or subsequent breach or condition whether of like or different nature.

10. Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Performance Share Units pursuant to this Agreement.

11. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

12. Governing Law. The parties hereto agree that the validity, construction and interpretation of this Agreement shall be governed by the laws of the state of Nevada.

13. Arbitration. Except as otherwise provided in Exhibit A to this Agreement (which constitutes a material provision of this Agreement), disputes relating to this Agreement shall be resolved by arbitration pursuant to Exhibit A hereto.

14. Clawback Policy. By accepting this award the Participant hereby agrees that this award and any other compensation paid or payable to the Participant is subject to Company’s Policy on Recovery of Incentive Compensation in Event of Financial Restatement (or any successor policy) as in effect from time to time, and that this award shall be considered incentive compensation for purposes of such policy. In addition, the Participant agrees that such policy may be amended from time to time by the Board in a manner designed to comply with applicable law and/or stock exchange listing requirements. The Participant also hereby agrees that the award granted hereunder and any other compensation payable to the Participant shall be subject to recovery (in whole or in part) by the Company to the minimum extent required by applicable law and/or stock exchange listing requirements.

15. Amendment. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto; provided that the Company may alter, modify or amend this Agreement unilaterally if such change is not materially adverse to the Participant or to cause this Agreement to comply with applicable law or avoid the imposition of any tax, interest or penalty under Section 409A.

16. Severability. The provisions of this Agreement are severable and if any portion of this Agreement is declared contrary to any law, regulation or is otherwise invalid, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding and enforceable.

17. Execution. Each party agrees that an electronic, facsimile or digital signature or an online acceptance or acknowledgment will be accorded the full legal force and effect of a handwritten signature under Nevada law. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Variation of Pronouns. All pronouns and any variations thereof contained herein shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

19. Tax Treatment; Section 409A. The Participant shall be responsible for all taxes with respect to the Performance Share Units. The terms of this Award shall be subject to Section 20.12 of the Plan (relating to Section 409A), which shall be incorporated herein by reference.

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IN WITNESS WHEREOF, the parties hereto have executed this Performance Share Units Agreement as of the date first written above.

MGM GROWTH PROPERTIES LLC

By:
Name:
Title:

PARTICIPANT

By:
Name:

[Signature Page to Performance Share Units Agreement]

EXHIBIT A

ARBITRATION

This Exhibit A sets forth the methods for resolving disputes should any arise under the Agreement, and accordingly, this Exhibit A shall be considered a part of the Agreement.

1.	Except for a claim by either Participant or the Company for injunctive relief where such would be otherwise authorized by law, any controversy or claim arising out of or relating to the Agreement or the breach hereof including without limitation any claim involving the interpretation or application of the Agreement or the Plan, shall be submitted to binding arbitration in accordance with the employment arbitration rules then in effect of the Judicial Arbitration and Mediation Service (“JAMS”), to the extent not inconsistent with this paragraph. This Exhibit A covers any claim Participant might have against any officer, director, employee, or agent of the Company, or any of the Company’s subsidiaries, divisions, and Affiliates, and all successors and assigns of any of them. The promises by the Company and Participant to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other, in addition to other consideration provided under the Agreement.

2.	Claims Subject to Arbitration. This Exhibit A contemplates mandatory arbitration to the fullest extent permitted by law. Only claims that are justiciable under applicable state or federal law are covered by this Exhibit A. Such claims include any and all alleged violations of any state or federal law whether common law, statutory, arising under regulation or ordinance, or any other law, brought by any current or former employees of the Company and its Affiliates.

3.	Non-Waiver of Substantive Rights. This Exhibit A does not waive any rights or remedies available under applicable statutes or common law. However, it does waive Participant’s right to pursue those rights and remedies in a judicial forum. By signing the Agreement and the acknowledgment at the end of this Exhibit A, the undersigned Participant voluntarily agrees to arbitrate his or her claims covered by this Exhibit A.

4.	Time Limit to Pursue Arbitration; Initiation: To ensure timely resolution of disputes, Participant and the Company must initiate arbitration within the statute of limitations (deadline for filing) provided for by applicable law pertaining to the claim. The failure to initiate arbitration within this time limit will bar any such claim. The parties understand that the Company and Participant are waiving any longer statutes of limitations that would otherwise apply, and any aggrieved party is encouraged to give written notice of any claim as soon as possible after the event(s) in dispute so that arbitration of any differences may take place promptly. The parties agree that the aggrieved party must, within the time frame provided by this Exhibit A, give written notice of a claim pursuant to Section 7 of the Agreement. In the event such notice is to be provided to the Company, the Participant shall provide a copy of such notice of a claim to the Company’s designated legal counsel for purposes of arbitration. Written notice shall identify and describe the nature of the claim, the supporting facts and the relief or remedy sought.

5.	Selecting an Arbitrator: This Exhibit A mandates Arbitration under the then current rules of the Judicial Arbitration and Mediation Service (JAMS) regarding employment disputes. The arbitrator shall be either a retired judge or an attorney experienced in employment law and licensed to practice in the state in which arbitration is convened. The parties shall select one arbitrator from among a list of three qualified neutral arbitrators provided by JAMS. If the parties are unable to agree on the arbitrator, each party shall strike one name and the remaining named arbitrator shall be selected.

6.	Representation/Arbitration Rights and Procedures:

a.	Participant may be represented by an attorney of his/her choice at his/her own expense.

b.	The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of Nevada (without regard to its choice of law provisions) and/or federal law when applicable. In all cases, this Exhibit A shall provide for the broadest level of arbitration of claims between the Company and Participant under Nevada or applicable federal law. The arbitrator is without jurisdiction to apply any different substantive law or law of remedies.

c.	The arbitrator shall have no authority to award non-economic damages or punitive damages except where such relief is specifically authorized by an applicable state or federal statute or common law. In such a situation, the arbitrator shall specify in the award the specific statute or other basis under which such relief is granted.

d.	The applicable law with respect to privilege, including attorney-client privilege, work product, and offers to compromise must be followed.

e.	The parties shall have the right to conduct reasonable discovery, including written and oral (deposition) discovery and to subpoena and/or request copies of records, documents and other relevant discoverable information consistent with the procedural rules of JAMS. The arbitrator shall decide disputes regarding the scope of discovery and shall have authority to regulate the conduct of any hearing and/or trial proceeding. The arbitrator shall have the right to entertain a motion to dismiss and/or motion for summary judgment.

f.	The parties shall exchange witness lists at least 30 days prior to the trial/hearing procedure. The arbitrator shall have subpoena power so that either Participant or the Company may summon witnesses. The arbitrator shall use the Federal Rules of Evidence. Both parties have the right to file a post hearing brief. Any party, at its own expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of the proceedings.

g.	Any arbitration hearing or proceeding shall take place in private, not open to the public, in Las Vegas, Nevada.

7.

Arbitrator’s Award: The arbitrator shall issue a written decision containing the specific issues raised by the parties, the specific findings of fact, and the specific conclusions of law. The award shall be rendered promptly, typically within 30 days after conclusion of the arbitration hearing, or the submission of post-hearing briefs if requested. The arbitrator may not award any relief or remedy in excess of what a court could grant under applicable law. The arbitrator’s decision is final and binding on both parties. Judgment upon an award rendered by the arbitrator may be entered in any court having competent jurisdiction.

a.	Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Exhibit A and to enforce an arbitration award.

b.	In the event of any administrative or judicial action by any agency or third party to adjudicate a claim on behalf of Participant which is subject to arbitration under this Exhibit A, Participant hereby waives the right to participate in any monetary or other recovery obtained by such agency or third party in any such action, and Participant’s sole remedy with respect to any such claim shall be any award decreed by an arbitrator pursuant to the provisions of this Exhibit A.

8.	Fees and Expenses: The Company shall be responsible for paying any filing fee and the fees and costs of the arbitrator; provided, however, that if Participant is the party initiating the claim, Participant will contribute an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in which Participant is (or was last) employed by the Company. Participant and the Company shall each pay for their own expenses, attorney’s fees (a party’s responsibility for his/her/its own attorney’s fees is only limited by any applicable statute specifically providing that attorney’s fees may be awarded as a remedy), and costs and fees regarding witness, photocopying and other preparation expenses. If any party prevails on a statutory claim that affords the prevailing party attorney’s fees and costs, or if there is a written agreement providing for attorney’s fees and/or costs, the arbitrator may award reasonable attorney’s fees and/or costs to the prevailing party, applying the same standards a court would apply under the law applicable to the claim(s).

9.	The arbitration provisions of this Exhibit A shall survive the termination of Participant’s employment with the Company and its Affiliates and the expiration of the Agreement. These arbitration provisions can only be modified or revoked in a writing signed by both parties and which expressly states an intent to modify or revoke the provisions of this Exhibit A.

10.	The arbitration provisions of this Exhibit A do not alter or affect the termination provisions of this Agreement.

11.	Capitalized terms not defined in this Exhibit A shall have the same definition as in the Agreement to which this is Exhibit A.

12.	If any provision of this Exhibit A is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of Exhibit A. All other provisions shall remain in full force and effect.

ACKNOWLEDGMENT

BOTH PARTIES ACKNOWLEDGE THAT: THEY HAVE CAREFULLY READ THIS EXHIBIT A IN ITS ENTIRETY, THEY UNDERSTAND ITS TERMS, EXHIBIT A CONSTITUTES A MATERIAL TERM AND CONDITION OF THE PERFORMANCE SHARE UNITS AGREEMENT BETWEEN THE PARTIES TO WHICH IT IS EXHIBIT A, AND THEY AGREE TO ABIDE BY ITS TERMS.

The parties also specifically acknowledge that by agreeing to the terms of this Exhibit A, they are waiving the right to pursue claims covered by this Exhibit A in a judicial forum and instead agree to arbitrate all such claims before an arbitrator without a court or jury. It is specifically understood that this Exhibit A does not waive any rights or remedies which are available under applicable state and federal statutes or common law. Both parties enter into this Exhibit A voluntarily and not in reliance on any promises or representation by the other party other than those contained in the Agreement or in this Exhibit A.

Participant further acknowledges that Participant has been given the opportunity to discuss this Exhibit A with Participant’s private legal counsel and that Participant has availed himself/herself of that opportunity to the extent Participant wishes to do so.

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EXHIBIT B

DIVIDEND EQUIVALENT RIGHTS

Pursuant to Section 3.3(B) of the Agreement, an aggregate number of Dividend Equivalent Rights shall be credited to the Participant as follows:

1.	Whenever a dividend is paid with respect to the Company’s Shares, a corresponding number of Target Dividend Equivalent Rights shall be credited to the Participant in a number of additional full and fractional Performance Share Units equal to the product of (a) the sum of (i) the number of Performance Share Units subject to the Target Award plus (ii) the sum of all Target Dividend Equivalent Rights calculated in respect of all previously paid dividends, and (b) a fraction equal to (i) the applicable per-Share dividend amount divided by (ii) the closing price of a Share on the dividend payment date (such product, a “Target Dividend Equivalent Right”).

2.	The determination of the number of Dividend Equivalent Rights which are payable pursuant to Section 3.2 of the Agreement shall be determined as the product of (a) the sum of all Target Dividend Equivalent Rights determined in accordance with Section 3.5(B) and (b) a fraction equal to (i) the number of Performance Share Units which are earned in accordance with Section 3.1 divided by (ii) the number of Performance Share Units subject to the Target Award.

By way of example, assume:

•	Target Award of 100 Performance Share Units (“PSUs”), with actual performance yielding a Share Performance Multiplier of 1.25.

•	Effective Date of January 1, 2017, with Performance Period running through January 1, 2020.

•	Closing price of $20/Share at all times.

•	Regular dividend of $2/Share paid quarterly throughout the Performance Period, on the 15th of January, April, July and October of each year.

As of each dividend payment date, Target Dividend Equivalent Rights (“Target DERs”) credited to the Participant would be calculated as follows (with rounding to the nearest hundredth):

Dividend Payment Date	Number of Incremental Target DERs Credited on Dividend Payment Date	Sum of All Target DERs Credited Through Dividend Payment Date
1/15/17	(100 PSUs + 0 PSUs) × ($2 / $20) = 10 PSUs	10 PSUs
4/15/17	(100 PSUs + 10 PSUs) × ($2 / $20) = 11 PSUs	21 PSUs
7/15/17	(100 PSUs + 21 PSUs) × ($2 / $20) = 12.10 PSUs	33.10 PSUs
10/15/17	(100 PSUs + 33.10 PSUs) × ($2 / $20) = 13.31 PSUs	46.41 PSUs
1/15/18	(100 PSUs + 46.41 PSUs) × ($2 / $20) = 14.64 PSUs	61.05 PSUs
4/15/18	(100 PSUs + 61.05 PSUs) × ($2 / $20) = 16.11 PSUs	77.16 PSUs

B-1

7/15/18	(100 PSUs + 77.16 PSUs) × ($2 / $20) = 17.72 PSUs	94.87 PSUs
10/15/18	(100 PSUs + 94.87 PSUs) × ($2 / $20) = 19.49 PSUs	114.36 PSUs
1/15/19	(100 PSUs + 114.36 PSUs) × ($2 / $20) = 21.44 PSUs	135.79 PSUs
4/15/19	(100 PSUs + 135.79 PSUs) × ($2 / $20) = 23.58 PSUs	159.37 PSUs
7/15/19	(100 PSUs + 159.37 PSUs) × ($2 / $20) = 25.94 PSUs	185.31 PSUs
10/15/19	(100 PSUs + 185.31 PSUs) × $2 / $20) = 28.53 PSUs	213.84 PSUs

The number of Dividend Equivalent Rights which actually become payable would be calculated as follows (with rounding to nearest hundredth):

213.84 PSUs × (125 PSUs / 100 PSUs) = 267.30 PSUs

The sum of earned Performance Share Units and earned Dividend Equivalent Rights payable pursuant to Section 3.2 of the Agreement would be calculated as follows:

125 PSUs + 267.30 PSUs = 392.30 PSUs

The Award would be paid in the form of 392.00 Shares and $6 in cash (i.e., 0.30 fractional Shares × $20 / Share), less applicable withholding taxes.

B-2